Exhibit 99.1

Ensco plc Shareholders Approve Acquisition of Atwood Oceanics

LONDON, 5 Oct. 2017 — Ensco plc (NYSE: ESV) (“Ensco” or the “Company”) announced today that Ensco shareholders voted to approve the allotment and issuance of Ensco Class A ordinary shares to shareholders of Atwood Oceanics, Inc. (“Atwood”) in connection with the all-stock acquisition of Atwood at the Company’s general meeting of shareholders on 5 October 2017.  The final results of the general meeting of shareholders held today indicate that 65% of the shares cast at the meeting voted in favor of this proposal.

Carl Trowell, Ensco’s President and Chief Executive Officer, said, “We are extremely pleased that Ensco shareholders recognized the strategic and financial merits of our combination with Atwood.  This transaction is a significant milestone for Ensco as we continue to execute our strategic plan to emerge from the market downturn as the clear leader in the offshore drilling sector.  By acquiring Atwood at a pivotal time in the market cycle, we are purchasing high-quality assets at compelling prices as values for the highest-specification assets are at a critical inflection point.  Additionally, these high-specification assets will further our ability to meet increasing customer demand and strengthen our competitive position, which coupled with significant expected synergies, will generate meaningful, long-term value for all shareholders.”

Separately, Atwood announced today that its shareholders voted to adopt the merger agreement with Ensco at a special meeting of Atwood shareholders.

Ensco expects that this transaction will be completed promptly, subject to customary closing conditions.

The final voting results will be filed with the SEC in a Current Report on Form 8-K and will also be available on the Investor Relations section of Ensco’s website at www.enscolc.com after certification by Ensco’s inspector of elections.

About Ensco

Ensco plc brings energy to the world as a global provider of offshore drilling services to the petroleum industry.  For 30 years, the Company has focused on operating safely and going beyond customer expectations.  Ensco is ranked first in total customer satisfaction in the latest independent survey by EnergyPoint Research — the seventh consecutive year that Ensco has earned this distinction. Operating one of the newest ultra-deepwater rig fleets and a leading premium jackup fleet, Ensco has a major presence in the most strategic offshore basins across six continents.  Ensco plc is an English limited company (England No. 7023598) with its corporate headquarters located at 6 Chesterfield Gardens, London W1J 5BQ.  To learn more, visit our website at www.enscoplc.com.

Forward-Looking Statements

Statements included in this release regarding the transaction, expected synergies and other benefits, opportunities, and effects of the transaction, the timing of the transaction, the financial performance and other attributes of Ensco following the completion of the transaction and other statements that are not historical facts, are forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Forward-looking statements include words or phrases such as “anticipate,” “believe,” “contemplate,” “estimate,” “expect,” “intend,” “plan,” “project,” “could,” “may,” “might,” “should,” “will” and words and phrases of similar import. These statements involve risks and uncertainties including, but not limited to, actions by regulatory authorities, rating agencies or other third parties, actions by the respective companies’ security holders, costs and difficulties related to integration of Atwood, delays, costs and difficulties related to the transaction, market conditions, and Ensco’s financial results and performance following the completion of the transaction, satisfaction of closing conditions, ability to repay debt and timing thereof, availability and terms of any financing and other factors detailed in the risk factors section and elsewhere in Ensco’s and Atwood’s Annual Report on Form 10-K for the year ended December 31, 2016 and September 30, 2016, respectively, and their respective other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. All information in this release is as of the date of the release. Except as required by law, Ensco disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Investor & Media Contacts:

Nick Georgas, 713-430-4607

Director — Investor Relations and Communications

or

Tim Richardson, 713-430-4490

Manager — Investor Relations